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                                                      EXHIBIT 3

                             JOINT FILING AGREEMENT

         The undersigned hereby agree that the statement on Schedule 13D dated October 17, 1997, with respect to the Common Stock of Orion Network Systems, Inc. is, and any amendments thereto signed by each of the undersigned shall be, filed on behalf of each of us pursuant to and in accordance with the provisions of Rule 13d-1(f) under the Securities Exchange Act of 1934.

         This Agreement may be executed in counterparts, each of which shall for all purposes be deemed to be an original and all of which shall constitute one and the same instrument.




Dated:  October 17, 1997

                                            LORAL SPACE & COMMUNICATIONS LTD.

                                            By:   /s/ Eric J. Zahler
                                                 -------------------------------
                                                 Name: Eric J. Zahler
                                                 Title:  Vice President,
                                                         Secretary and General
                                                         Counsel



                                             LORAL SATELLITE CORPORATION

                                              By:   /s/ Eric J. Zahler
                                                   -----------------------------
                                                   Name: Eric J. Zahler
                                                   Title:  Vice President,
                                                           Secretary and General
                                                           Counsel